EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of November 17, 1997, between SEATON GROUP, INC., Delaware corporation (the "Company"), whose principal place of business is 2201 N.W. 102 Place, Unit 3, Miami, Florida 33172, and CARLOS MAIA (the "Executive"), whose address is 2201 N.W. 102 Place, Unit 3, Miami, Florida 33172.

                                    RECITALS

A. The Company, through its wholly-owned subsidiaries UNITED INFORMATION SYSTEMS, INC., a Florida corporation and UIS INDUSTRIAL, LTD., a company organized under the laws of Brazil, is engaged in the business of assembling, manufacturing, distributing and selling computers, computer parts, components and accessories ("Business" or "Business Activities").

B. The Company has established a valuable reputation and goodwill in its Business, with experience in all aspects of the Company and the Company's Business.

C. The Executive has extensive experience in the Business.

D. The Executive has been employed by the Company's subsidiaries and wishes to be employed by the Company and the Company wishes to hire the Executive, subject to the terms and conditions of this Agreement.

E. The Executive, by virtue of the Executive's employment with the Company's subsidiaries and now with the Company, is familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Company's Business, including the Company's client base.

F. But for the execution of this Agreement by the Executive and specifically the execution of the provisions concerning the Covenant Not to Compete and the Non-Disclosure of Confidential Information, the Company would not enter into this Agreement with the Executive.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

         1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.


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         2. Employment. The Company hereby employs the Executive in the capacity of a full-time President and Chief Executive Officer, and the Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth.

         3. Duties During Employment Period. During the "Term" (including any renewals thereof) as defined in Section 5 of this Agreement, the Executive

                  a. shall diligently devote the Executive's full time and efforts to the business and affairs of the Company. The Executive shall have such duties and powers that are commensurate and consistent with those of a President and Chief Executive Officer, subject to the authority and direction of the Company.

                  b. shall devote full attention and render exclusive, full time services to the Company and shall be employed solely by the Company according to the terms and conditions of this Agreement.

         4. Compensation and Benefits.

                  a. Salary. The Executive shall be paid a base salary (the "Base Salary"), payable monthly, at an annual rate of Three Hundred Thousand Dollars ($300,000) for the first year.

                  b. Bonus. As additional compensation, subject to the discretion of the Board of Directors, the Executive shall be entitled to receive a bonus ("Bonus") based on performance of the Executive and consistent with generally accepted industry standards.

                  c. Employee Benefits. The Executive shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to executives and/or other salaried employees, including, but not limited to, medical, pension and other retirement plans, including any 401K Plan, group life insurance, dental, hospitalization, surgical and major medical coverage, sick leave, salary continuation, vacation and holidays, long-term disability, and other fringe benefits.

                  d. Dental and Medical Insurance. The Company shall provide dental, hospitalization, surgical and major medical coverage for the Executive and Executive's family.

                  e. Automobile Expenses. The COmpany shall provide the Executive with an automobile allowance to be determined by the Board of Directors. The Company shall also be responsible for all expenses in connection with such automobile including, but not limited to, maintenance, insurance and gas.


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                  f. Vacation. During each fiscal year of the Company, the
Executive shall be entitled to four (4) weeks of vacation time to be utilized or paid for each year, or accrue and carry over into the following year; provided however, that the Executive shall evidence reasonable judgment with regard to appropriate vacation scheduling.

                  g. Business Expense Reimbursement. The Executive shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred directly by the Executive (in accordance with the policies and procedures established by the Company for its senior executive officers), in performing services hereunder, provided the Executive properly accounts therefor.

         5. Term. The Term of employment hereunder will commence on the date hereof and end three (3) years from the Effective Date ("Term"), unless terminated pursuant to Section 6 of this Agreement, provided that the Executive may renew this Agreement for an additional three (3) year term ("Renewal Term"). The Executive may renew this Agreement by providing the Company with notice thereof prior to the thirty (30) day period immediately preceding the end of the Term or Renewal Term, as the case may be.

         6.       Consequences of Termination of Employment.

                  a. Death. In the event of the death of the Executive during the Term or Renewal Term of the Agreement, the Company shall also be obligated to pay to the Executive's estate or heirs, as the case may be, any accrued salary and the amount of accrued Bonus based upon (i) the formula set forth in
Section 4(b) of this Agreement for the fiscal year in which the death of the Executive occurred; (ii) divided by twelve (12); and (iii) then multiplied the number of completed months the Executive was employed by the Company just prior to the Executive's death. Other death benefits will be determined in accordance with the terms of the Company's benefit programs and plans.

                  b. Termination by the Company for Cause.

                           (1) Nothing herein shall prevent the Company from terminating Employment for "Cause," as hereinafter defined. The Executive shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 6(b). Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

                           (2) "Cause" shall mean (A) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (B) conviction of a felony resulting in the incarceration of Executive; (C) any assignment of this Agreement by the Executive

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         in violation of Section 19 of this Agreement; or (D) the death or permanent disability of the Executive.

                           (3) Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in this Section 6(b) contained in this Agreement and specifying the particulars thereof and the Executive shall be given a thirty (30) day period to cure such conduct set forth in Section 6(c)(ii)(E)(II).

                  a. Termination by the Company Other than for Cause.

                           (1) The foregoing notwithstanding, the Company may terminate the Executive's employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on Cause, as provided in Section 6(b) above, or if Executive's employment is terminated under Section 6(f) hereof, the Company shall continue to be obligated to pay to Executive all Salary and benefits through the end of the then current term.

                           (2) In the event that the Executive's employment with the Company is terminated pursuant to this Section 6(c), Section 6(e) or Section 6(f), then Section 6(a) of this Agreement and all references thereto shall be inapplicable as to the Executive and the Company.

                  b. Voluntary Termination. In the event the Executive terminates the Executive's employment on the Executive's own volition (except as provided in Section 6(e) and/or Section 6(f)) prior to the expiration of the Term or Renewal Term of this Agreement, including any renewals thereof, such termination shall constitute a voluntary termination and in such event the Executive shall be limited to the same rights and benefits as provided in connection with Section 6(a).

                  c. Constructive Termination of Employment. A termination by the Company without Cause under Section 6(c) shall be deemed to have occurred upon the occurrence of one or more of the following events without the express written consent of the Executive:

                           (1) a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3; or

                           (2) a change in Executive's principal office to a location outside the Palm Beach-Broward-Dade County, Florida area; or



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                           (3) a material breach of the Agreement by the
         Company; or

                           (4) a material reduction of the Executive's benefits under any employee benefit plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the effective date of the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

                           (5) failure by a successor company to assume the obligations under the Agreement.

Anything herein to the contrary notwithstanding, the Executive shall give written notice to the Board of Directors of the Company that the Executive believes an event has occurred which would result in a Constructive Termination of the Executive's employment under this Section 6(e), which written notice shall specify the particular act or acts, on the basis of which the Executive intends to so terminate the Executive's employment, and the Company shall then be given the opportunity, within fifteen (15) days of its receipt of such notice to cure said event; provided, however, there shall be no period permitted to cure a second occurrence of the same event and in no event will there be a required period to cure following the occurrence of two events as described in this Section 6(e).

                  d. Termination Following a Change of Control.

                           (1) In the event that a "Change in Control," as hereinafter defined, of the Company shall occur at any time during the Term or Renewal Term hereof, the Executive shall have the right to terminate the Executive's employment under this Agreement upon thirty
         (30) days written notice given at any time within one year after the occurrence of such event, and such termination of the Executive's employment with the Company pursuant to this Section 6(f)(1), then, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6(c) of this Agreement.

                           (2) For purposes of this Agreement, a "Change in Control" of the Company shall mean a change in control (A) as set forth in Section 280G of the Internal Revenue Code or (B) of a nature that would be required to be reported in response to Item 1 of the current report on Form 8K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

                                    (A) any "person", other than the Executive,
                  (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the


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                  "beneficial owner" (as defined in Rule 13d-3 under the
                  Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or,

                                    (B) the individuals who at the commencement
                  date of the Agreement constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the commencement of the Agreement; or

                                    (C) there is a failure to elect three or
                  more (or such number of directors as would constitute a majority of the Board of Directors) candidates nominated by management of the Company to the Board of Directors; or

                                    (D) the business of the Company for which
                  the Executive's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the Company) or otherwise.

Anything herein to the contrary notwithstanding, this Section 6(f)(2) will not apply where the Executive gives the Executive's explicit written waiver stating that for the purposes of this Section a Change in Control shall not be deemed to have occurred. The Executive's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

                  An "Attempted Change in Control" shall be deemed to have occurred if any substantial attempt, accompanied by significant work efforts and expenditures of money, is made to accomplish a Change in Control, as described in subparagraphs (A), (B), (C) or (D) above whether or not such attempt is made with the approval of a majority of the then current members of the Board of Directors.

                           (3) In the event that, within twelve (12) months of
                  any Change in Control of the Company or any Attempted Change in Control of the Company, the Company terminates the employment of the Executive under this Agreement, for any reason other than for Cause as defined in Section 6(b), or the Executive's employment is constructively terminated as defined in Section 6(f)(4), then, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Executive


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                  shall be entitled to such compensation and benefits as set forth in Subsection 6(d) of this Agreement.

                           (4) For purposes of this Section 6(f), the
                  Executive's employment shall be deemed constructively terminated in the event one or more of the following events occurs without the express written consent of the Executive:

                                    (A) Significant change in the nature or
                   scope of the authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3; or

                                    (B) A Five Percent (5%) reduction in the
                   Executive's salary below the salary in effect immediately prior to such reduction or a reduction in the target bonus participation under Section 5(d) as a percentage of salary; or

                                    (C) Material breach of the Agreement by the
                   Company; or

                                    (D) Material reduction of the Executive's
                  benefits under any employee benefit plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the effective date or the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

                                    (E) Failure by a successor company to assume
                  the obligations under the Agreement; or

                                    (F) Change in the Executive's principal
                  office to a location outside the Palm Beach-Broward-Dade County, Florida area.

                           (5) Anything in this Section 6(f) to the contrary notwithstanding, in no event will any action or non-action by the Executive at any time prior to the first anniversary date of the applicable Change in Control or Attempted Change in Control (including any action or non-action prior to the effective date of this Agreement) be deemed consent to any of the events described in this Section 6(f).

                           (6) Anything herein to the contrary notwithstanding, in the event the circumstances giving rise to an Attempted Change in Control are included in those circumstances giving rise to an actual Change in Control the twelve (12) month period under this Section 6 will be deemed to have recommenced on the date the actual Change in Control occurred.


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         7. Covenant Not to Compete. Executive acknowledges and recognizes the highly competitive nature of Company's Business and that the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients which includes any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed Business Activities (the "Company Clients") constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Executive further acknowledges and recognizes that during the course of the Executive's employment, Executive will receive specialized training, specific knowledge of Company's Business, access to trade secrets and Confidential Information, as defined in Section 8, participate in business and hiring decisions, and that it would be impossible for Executive to work for a competitor without using and divulging this valuable confidential information. That Executive acknowledges that Company is without an adequate remedy at law in the event this covenant is violated. Executive further acknowledges that this covenant not to compete is an independent covenant within this Agreement. This covenant shall survive this Agreement and shall be treated as an independent covenant for the purposes of enforcement; provided, however, that the provisions of this Section 7 shall not apply if Executive's employment is terminated without cause as provided in
Section 6(b) above, or if Executive's employment is terminated under Sections 6(e) or 6(f) hereof. The Executive recognizes that the terms of this covenant are reasonable and necessary for the protection of the Company's business because the value of Executive's services will be enhanced by his association with Company. Accordingly, Executive agrees to the following:

                  a. that for a period of twenty four (24) months after termination of the Executive's employment under this Agreement or any renewal or extension thereof (the "Restricted Period"), for whatever reason and anywhere within 100 miles of any Point of Presence (POP) of the Company (the "Restricted Area"), Executive will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities other than on behalf of the Company and as agreed by the Company and Executive, whether as an officer, director, proprietor, employer, employee, partner, independent contractor, investor (other than as a holder of less than 10% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

                  b. That during the Restricted Period and within the Restricted Area, Executive will not, indirectly or directly, compete with the Company by soliciting, inducing or influencing any of the Company's Clients which have a business relationship with the Company at any time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

                  c. That during the Restricted Period and within the Restricted Area, Executive will not (a) directly or indirectly recruit or solicit any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (b) employ or seek to employ, or cause or permit any business which competes directly or


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indirectly with the Business of the Company (the "Competitive Business") to
employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Executive or the Competitive Business employs or seeks to employ such person) employed by the Company.

                  d. That during the Restricted Period, Executive will not interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any Company's Clients, Employees or Agents.

         8.       Non-Disclosure of Confidential Information.

                  a. Executive acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, services, business records and plans, inventions, product design information, price structure and pricing, discounts, costs, computer programs and listings, source code and/or subject code, copyright, trademark, proprietary information, formulae, protocols, forms, procedures, training methods, development, technical information, know-how, show-how, new product and service development, advertising budgets, past, present and future marketing, activities and procedures, method for operating the Company's Business, credit and financial data concerning the Company and the Company's Clients and client lists, which client lists shall not only mean one or more of the names and addresses of the clients of the Company but it shall also encompass any and all information whatsoever regarding them, including their needs, and marketing, advertising, promotional and sales strategies, sales presentations, research information, revenues, acquisitions, practices and plans and information which is embodied in written or otherwise recorded form, and other information of a confidential nature not known publicly or by other companies selling to the same markets and specifically including information which is mental, not physical (collectively, the "Confidential Information") are valuable, special and unique assets of the Company, access to and knowledge of which have been provided to Executive by virtue of Executive's association with the Company. In light of the highly competitive nature of the industry in which the Company's business is conducted, Executive agrees that all Confidential Information, heretofore or in the future obtained by Executive as a result of Executive's association with the Company shall be considered confidential.

                  b. The Executive agrees that the Executive shall (1) hold in confidence and not disclose or make available to any third party any such Confidential Information obtained directly or constructively from the Company, unless so authorized in writing by the Company; (2) exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information; (3) not use, directly or indirectly, the Confidential Information in any respect of its business, except as necessary to evaluate the information in order to perform the Executive's duties and responsibilities to the Company;
(4) restrict the disclosure or availability of the Confidential Information to those who have read and

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understand this Agreement and who have a need to know the information in order to achieve the purposes of this Agreement without the prior consent of the Company; (5) not copy or modify any Confidential Information without prior written consent of the Company; provided, however, that such copy or modification of any Confidential Information does not include any modifications or copying which would otherwise prevent the Executive from performing his/her duties and responsibilities to the Company; (6) take such other protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information; and (7) relinquish and require all of its employees to relinquish all rights it may have in any matter, such as drawings, documents, models, samples, photographs, patterns, templates, molds, tools or prototypes, which may contain, embody or make use of the Confidential Information; promptly deliver to the Company any such matter as the Company may direct at any time; and not retain any copies or other reproductions thereof.

                  c. Executive further agrees (1) that Executive shall promptly disclose in writing to the Company all ideas, inventions, improvements and discoveries which may be conceived, made or acquired by Executive as the direct or indirect result of the disclosure by the Company of the Confidential Information to Executive; (2) that all such ideas, inventions, improvements and discoveries conceived, made or acquired by Executive alone or with the assistance of others, relating to the Confidential Information, shall be the property of the Company and shall be treated as Confidential Information in accordance with the provisions hereof and that Executive shall not acquire any intellectual property rights under this Agreement except the limited right to use set forth in this Agreement; (3) that Executive shall assist in the preparation and execution of all applications, assignments and other documents which the Company may deem necessary to obtain patents, copyrights and the like in the United States and in jurisdictions foreign thereto, and to otherwise protect the Company.

                  d. Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which the Executive can show (1) at the time of disclosure, is in the public domain as evidenced by printed publications; (2) after the disclosure, enters the public domain by way of printed publication through no fault of the Executive; (3) by written documentation was in its possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or (4) by written documentation was acquired, after disclosure, from a third party who did not receive it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential. The foregoing exceptions shall apply only from and after the date that the information becomes generally available to the public or is disclosed to the Executive by a third party, respectively. Specific information shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information in the public domain. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain. If the Executive intends to avail himself/herself of any of the

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foregoing exceptions, the Executive shall notify the Company in writing of his/her intention to do so and the basis for claiming the exception.

                  e. Upon written request of the Company, Executive shall return to the Company all written materials containing the Confidential Information. Executive shall also deliver to the Company written statements signed by Executive certifying all materials have been returned within five (5) days of receipt of the request.

         9. Covenants as Essential Elements of this Agreement: Survival of Covenants. It is understood by and between the parties hereto that the foregoing covenants by Executive contained in Sections 7 and 8 of this Agreement shall be construed to be agreements independent of any other element of Executive's relationship with the Company. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties, shall not constitute a defense to the enforcement of the covenants in this Agreement against Executive.

         10.      Remedies and Enforcement.

                  a. Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Sections 7 or 8 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by Executive of any of the provisions of Sections 7 or 8, Executive agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

                  b. If Executive violates the restrictions set forth in this Agreement, then the duration of the restrictions under Sections 7 or 8 shall be extended for an amount of time equal to the number of days that Executive violated the Agreement until the date that the Company obtains an order enjoining the Executive from said violation.

                  c. In the event that, despite the express agreement of Executive and Company, any provision stated herein shall be determined by any court or other tribunal of competent jurisdiction to be unenforceable for any reason whatsoever, the parties agree that the provision shall be interpreted to extend only over the maximum period of time for which it may be enforceable; and/or over the maximum geographical area as to which it may be enforceable, and/or to the maximum extent in any and all other respects as to which it may be enforceable, all as determined by such court or tribunal.

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                  d. In the event that Executive challenges this Agreement and an injunction is issued staying the implementation of the restrictions imposed herein, the time remaining on the restrictions shall be tolled until the challenge is resolved by final adjudication, settlement or otherwise, except that the time remaining on the restrictions shall not be tolled during any period in which Executive is unemployed. If a court finds in favor of Company, the restrictions will be imposed for the amount of time that remains on the restrictions at the time they were tolled, or at the time of the court's decision of the restrictions were not tolled, as the case may be.

                  e. The provisions of Sections 7 and 8 of this Agreement, as well as the period of time, geographical areas and types and scope of restrictions of Executive's activities specified herein are intended to be divisible; and, in the event any provision herein shall be deemed invalid or unenforceable in any respect, as to any one or more periods of time, geographical areas, business or activities, the remaining provisions shall not thereby be affected but shall remain in full force and effect; and this Agreement shall be deemed to be amended without further action by the parties hereto to the extent necessary to render it valid and enforceable.

                  f. The Executive further acknowledges and agrees that in the event of a breach, or threatened breach of the provisions of Sections 7 or 8, the Company will suffer immediate and irreparable harm which said harm is presumed to occur, and that Company shall be entitled to receive from a court of competent jurisdiction, a temporary restraining order with or without notice to Executive, as well as the entry of a preliminary and permanent injunction. Said right to an injunction shall be in addition to and not in limitation of any other rights or remedies Company may have for damages or otherwise.

                  g. It is further expressly understood and agreed that the provisions of this Agreement shall apply whether this Agreement is terminated by Company or Executive or upon its expiration or termination.

                  h. If the Executive breaches this provision and the Company seeks an injunction or other legal remedy to interpret or enforce this covenant, then the Executive agrees to pay all reasonable attorneys' fees and costs of the Company both for the trial and any appeal.

                  i. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

         11. Litigation-Attorneys' Fees. In connection with any litigation arising out of the enforcement of this Agreement or for its interpretation, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees, at the trial and all appellate levels from the other party hereto, who was the adverse party to such litigation.

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         12. Freedom to Contract. The Executive represents and warrants that the
Executive has the right to negotiate and enter into this Agreement, and the grant of the rights herein granted and that this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal, or other existing business relationship. Executive acknowledges that this representation is a material inducement to Company entering into this Agreement and in the event Executive breaches this warranty, Executive agrees to indemnify and hold harmless Company from any and all claims, actions, losses, damages, including but not limited to, reasonable attorneys' fees and costs.

         13. Works for Hire. Executive acknowledges that, as between the Company and Executive, the Confidential Information and any and all rights and privileges provided under the trademark, copyright, trade secret and other laws of the United States, the individual states thereof, and jurisdictions foreign thereto, and the goodwill associated therewith, and specifically including any modifications thereto, are and at all times will be the property of the Company. To the extent that any of the Confidential Information or rights and privileges described in the first sentence of this Section 13 and created by the Executive during the term of the Executive's employment with the Company (any renewal thereof) is determined not to be a work for hire, in consideration of the payment of One Hundred Dollars ($ 100.00) and other valuable and legally sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, Executive does hereby assign and transfer to Company any and all rights and privileges provided under the copyright, trademark and other laws of the United States, the individual states thereof and jurisdictions foreign thereto with respect to the Work, together with any and all renewals thereof, the goodwill associated therewith, and the right to bring suit for past infringements thereof (hereinafter the "Rights"). The Executive does hereby also agree, without further consideration, to execute any additional documents and take such additional action as may be requested in order to vest in the Company good, valid and marketable title to the Rights.

         14. Effect on Prior Agreements. This Agreement supersedes any and all prior or written agreements in their entirety between the parties, which shall be void and of no further force and effect after the date of this Agreement.

         15. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested, by overnight delivery, by courier; or by confirmed telecopy, in the case of the Executive to the Executive's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the introductory paragraph, or such other place as it may designate.

         16. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any

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


provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         17. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this Agreement nor any term or provision hereof of may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

         19. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

         20. Governing Law, Venue, Waiver of Jury Trial. This Agreement shall become valid when executed and accepted by Company at its offices in Dade County, Florida. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida without giving effect to any principles of conflicts of law. Company and Executive acknowledge and agree that the U.S. District for the Southern District of Florida, as if such court lacks jurisdiction, the 17th Judicial Circuit (or its successor) in and for Dade County, Florida, shall be the exclusive venue and proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts. The parties further agree and hereby waive and release any right to a trial by jury in any action arising out of the interpretation, enforcement or breach of this Agreement. Executive further agrees that he must bring an action arising out of this Agreement within six (6) months from the date of accrual of cause of action or forever be barred from bringing said action.

          21. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.


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

         22. Survival. Any termination of this Agreement shall not affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         23. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of Sections 7 or 8 hereof is unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         24. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written in Dade County, Florida.

                                        SEATON GROUP, INC.


                                        By:
                                            ------------------------------

                                        EXECUTIVE:

                                        /s/ Carlos Maia
                                        ----------------------------------
                                        Carlos Maia




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